Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release:

PrivateBancorp Declares Quarterly Cash Dividend

CHICAGO, August 27, 2015 -- PrivateBancorp, Inc. (NASDAQ: PVTB) today announced its board of directors declared a quarterly cash dividend of $0.01 per share for the third quarter 2015 payable on September 30, 2015, to stockholders of record on September 16, 2015. This dividend is unchanged from the prior quarterly dividend of $0.01 per share.

About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiary The PrivateBank, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of June 30, 2015, the Company had 34 offices in 11 states and $16.2 billion in assets. Our website is www.theprivatebank.com.

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